Exhibit 10.3

SECURITY AGREEMENT

BY THIS Agreement, Sarasota Varca II LLC, a Florida limited liability company herein called Lender, and Wildcat Mining Corporation, a Nevada corporation (“Wildcat”) and Varca Ventures, Inc., a Nevada corporation, (“Varca”), collectively herein called Borrower, agree that:

1.  SECURITY INTEREST.  Borrower grants a security interest to Lender in the collateral described in paragraph 2 to secure performance of this Agreement and payment of the debt identified in paragraph 3.

2.  COLLATERAL.   The collateral consists of the following located at or related to the May Day Idaho mining site in La Plata County, Colorado: (a) all surface and subsurface ore stockpiles, as described in that certain Evaluation of Selected Mineralized Stockpiles prepared by David Gonzales, dated May 25, 2012 (attached as Exhibit “E” to the Loan Agreement between Borrower and Lender of even date herewith (the “Loan Agreement”); (b) all minerals from the west wall of the main stope in May Day Mine Level No. 1, as described in that certain Summary of Potential Mineralization in the West Wall of May Day Mine Level No. 1 prepared by David Gonzales, dated May 31, 2012 (attached as Exhibit “F” to the Loan Agreement); and (c) all contracts and contract rights of Borrower related to the May Day Idaho mining operations in La Plata County, Colorado.

3.

DEBT.  This Security Agreement is given to secure to Lender:

(a)

the repayment of the indebtedness evidenced by a secured promissory note executed by Borrower in the aggregate principal sum of $600,000.00 (the "Note"), with interest on the unpaid principal balance from the date of each disbursement until paid, at the rate of 10% percent per annum, with the entire principal amount and accrued and unpaid interest due and payable in full at the address set forth in the Note, or such other place as Lender may designate, on or before December 1, 2013.

(b)

the payment of all other sums, with interest thereon at 10% per annum, disbursed by Lender in accordance with this Agreement to protect the Collateral; and

(c)

the performance of the covenants and agreements of Borrower herein contained.

4.   TITLE. Borrower covenants that it owns and has the right to grant and convey the Collateral, and warrants title to the same, subject to the third party interests as set forth on Schedule 1 attached hereto.

5.   USE.  Until default, Borrower may have possession of the Collateral and use it in any lawful manner consistent with this Agreement.  Borrower shall keep the collateral free from all encumbrances, liens, claims and demands other than those in existence as of the date of this Agreement.  Borrower shall mine and mill and otherwise use the collateral in compliance with all laws, ordinances and regulations of any governmental authority having jurisdiction.  Borrower may not in any way transfer or sell the collateral except in the ordinary course of business, without the written consent of Lender.

6.  TAXES.  Borrower shall pay all taxes, assessments and levies now accrued or that may accrue hereafter on the collateral, this Agreement or the Note or debt that it secures.

7.  WARRANTIES.  Borrower warrants that Borrower has the right to transfer all interest in collateral, that it is not subject to any interests of third persons, except as set forth on Schedule 1 attached hereto, that all financial or credit statements given to Lender before, contemporaneously with or subsequent to the execution of this Agreement are or shall be true and complete at the date of each and that Borrower will defend the collateral against the claims and demands of all third persons.

8.  DEFAULT.  (a) Borrower shall be in default under this Agreement if: (i) Borrower fails to make payment as required under the Note which this Agreement secures, or (ii) Borrower does not comply with any material provision of this Agreement, or (iii) files a petition under any bankruptcy or insolvency law, or if bankruptcy or insolvency proceedings or an application for a receiver is filed against Borrower, or if Borrower makes a general assignment for the benefit of creditors or otherwise becomes insolvent, or (iv) if a judgment is entered against Borrower that is not covered by adequate indemnification, or (v) if an attachment or garnishment is issued against Borrower, or (vi) if a lien is filed against the collateral, or(vii) if a governmental authority has taken possession of a substantial part of Borrower's property, or viii) on the dissolution, merger, consolidation or reorganization of a corporate Borrower, or (ix) Borrower’s default under that certain loan dated January 2012 between Borrower and Sarasota Varca Associated LLC.

If Lender should declare Borrower in default under this Agreement:

(b)  Lender may set off sums, if any, owed by Lender to Borrower on default.

(c)  If Lender retains the collateral for Lender's use, Lender waives the right to a deficiency.  If Lender sells it to a third person, the proceeds shall be applied to costs and expenses, attorney's fees, interest and principal secured by this Agreement in that order and Borrower remains liable for any deficiency.

(d) If an action is commenced to enforce this Agreement or to determine its validity or priority and Lender does not retake possession of the collateral, Lender is entitled to appointment of a receiver for the collateral pending the action without notice as a matter of right, regardless of the adequacy of the value of the collateral or the solvency of Borrower.

(e)  If Lender holds another security Agreement on the collateral, a default under the other security Agreement is a default under this Agreement and vice versa.

(f)  If Borrower fails to comply with paragraphs 4, 5, 6, 7 and 8, or any part of them, Lender may do so and take possession of the collateral, or either, without waiving the right to enforce this Agreement because of the default.  Any payments made by Lender shall bear interest at the maximum rate permitted by law.

(g)  At Lender's option all sums secured by this Agreement shall become due immediately after thirty (30) days after any default under this Agreement, occurs, and Borrower fails to correct same.  Failure to accelerate or enforce a default or obligation under this Agreement does not waive the right to do so on a future default.

(h)  If it is judicially determined that Borrower failed to perform a part of this Agreement, Borrower shall pay all costs of enforcing or construing it with reasonable attorney's fees for trial, appeal or otherwise.

9.  JOINT AND SEVERAL.  The rights and obligations under this Agreement are joint and several.  Parties in the same category under this Agreement may, but are not required to, be joined in an action or proceeding with another party in that category when this Agreement is sought to be enforced or construed. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower. All covenants and agreements of Borrower shall be joint and several.

10.  DOCUMENTS.  Borrower shall execute and pay the cost of recording all financing statements on Lender's request.  If evidence of title is issued on any part of the collateral, Borrower shall cause Lender's interest to be noted on it at Borrower's expense.  Borrower shall perform all acts and execute and deliver all documents at Lender's request to protect or enforce Lender's interest or rights under this Agreement.  Borrower shall not allow any adverse financing statement covering part or all of the collateral to be on file in any public office, except as herein stated.

11.  SEVERABILITY.  If part of this Agreement is adjudged invalid, the remaining parts are not affected.

12.  CUMULATIVE REMEDIES.  Each remedy afforded by this Agreement is cumulative to all remedies provided in it or by law.

Executed this 21 day of June 2012.

WILDCAT MINING CORPORATION

ATTEST:

a Nevada corporation

By:    /s/ Torii K. Goar________________

By:__/s/ Randall Oser___________

      Torii K. Goar

      Randall Oser

      Secretary

      President

VARCA VENTURES, INC.

ATTEST:

a Nevada corporation

By:     /s/ Torii K. Goar________________

By:__/s/ Randall Oser___________

      Torii K. Goar

      Randall Oser

      Secretary

      President

STATE OF Wisconsin

)

)  ss.

COUNTY OF Milwaukee

)

The foregoing instrument was acknowledged before me this 21 day of June, 2012, by Randall Oser, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced Florida Drivers License Class E  as identification.

  /s/ Debra De Decker

Printed Name:  Debra De Decker

Notary Public

My Commission Expires: 2/9/14

STATE OF Wisconsin

)

)  ss.

COUNTY OF Milwaukee

)

The foregoing instrument was acknowledged before me this 21 day of June, 2012, by Randall Oser, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced Florida Drivers License Class E  as identification.

  /s/ Debra De Decker

Printed Name:  Debra De Decker

Notary Public

My Commission Expires: 2/9/14

SCHEDULE 1 TO SECURITY AGREEMENT

1.

Wildcat Mining Corporation has a leasehold interest in several patented lode mining claims pursuant to a mining lease with Fairview Land Company dated June 1, 2006.  Furthermore, the mining lease provides for payment to Fairview of a royalty interest of between 5% and 9.5% of the net proceeds with respect to all minerals contained in the patented lode mining claims subject to the lease, including minerals contained in ore stockpiles located on such patented lode mining claims.

2.

Pursuant to a Stockpile Royalty Agreement dated October 7, 2011 between Wildcat Mining Corporation and several investors, Wildcat is required to pay a production royalty equal to 3% of the net proceeds with respect to all minerals contained in surface ore stockpiles located at the Site (as defined in the Loan Agreement).

3.

Pursuant to a Production Royalty Deed recorded February 24, 2011 between Wildcat Mining Corporation and Aaron and Sharon Taylor, Wildcat is required to pay a production royalty equal to 7% of the net proceeds with respect to all minerals contained in certain patented lode mining claims owned by Wildcat and located on the Site, including minerals contained in ore stockpiles located on such patented lode mining claims.

4.

Pursuant to a Modification of Promissory Note and Deed of Trust recorded February 24, 2011 between Wildcat Mining Corporation and Old Idaho Properties, LLC, Old Idaho has a security interest in certain patented lode mining claims located on the Site in connection with a note in the principal amount of $425,000 payable by Wildcat to Old Idaho on or before February 22, 2014.  Old Idaho's security interest includes minerals contained in the patented lode mining claims located on the Site and owned by Wildcat, including ore stockpiles located on such patented lode mining claims.

5.

Pursuant to a Deed of Trust recorded February 2, 2012 between Wildcat Mining Corporation and Sarasota Varca Associates, LLC, Sarasota has a subordinated security interest in certain patented lode mining claims located on the Site in connection with a note in the principal amount of $400,000 payable by Wildcat and Varca Ventures, Inc. to Sarasota on or before July 31, 2013.  Sarasota's security interest includes minerals contained in the patented lode mining claims located on the Site and owned by Wildcat, including ore stockpiles located on such patented lode mining claims.

6.

Pursuant to a Production Royalty Deed recorded February 2, 2012 between Wildcat Mining Corporation and Sarasota Varca Associates, LLC, Wildcat is required to pay a production royalty equal to 1% of the net proceeds with respect to all minerals contained in certain patented lode mining claims owned by Wildcat and located on the Site, other than minerals contained in ore stockpiles identified as of that date and located on such patented lode mining claims.